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                                                               EXHIBIT 99.4
                                                               ------------

                         OF THE SECURITIES ACT OF 1933



          I hereby consent to serve as a Director of Headlands Mortgage Company, a California corporation (the "Company"), upon completion of its initial public offering of Common Stock. I further consent to being named as a future director of the Company in an Amendment to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 20, 1997 (Registration No. 333-38267).


Dated: December 4, 1997

                                    /s/ Steven M. Abreu
                                    -------------------
                                    Steven M. Abreu